           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our report dated April 20, 2007 with respect to the financial statements of John Hancock Life Insurance Company of New York, which are contained in the Statement of Additional Information in Post-Effective Amendment No. 1 in the Registration Statement (Form N-6 No. 333-132905) and related Prospectus of John Hancock Life Insurance Company of New York Separate Account B.

                                                      /s/ Ernst & Young LLP

Boston, Massachusetts
April 26, 2007

                       CONSENT OF INDEPENDENT REGISTERED
                            PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our reports dated April 5, 2007 with respect to the financial statements of John Hancock Life Insurance Company of New York Separate Account B, which are contained in the Statement of Additional Information in Post-Effective Amendment No. 1 in the Registration Statement [Form N-6 No. 333-132905] and related Prospectus of John Hancock Life Insurance Company of New York Separate Account B.

Toronto, Canada,                                         /s/ Ernst & Young LLP
April 26, 2007                                           Chartered Accountants
                                                   Licensed Public Accountants